EXHIBIT 23.2




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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 under the Securities Act of 1933, as amended, of Whispering Oaks International, Inc. (a Texas corporation), to be filed in February 2003, of our independent auditor's report dated January 9, 2001, relating to the balance sheet of Whispering Oaks International, Inc. (SEC File No. 0-26947, CIK No. 1092562) as of December 31, 2000 and the related statements of operations and comprehensive loss, changes in shareholders' equity and cash flows for the year ended December 31, 2000, which report appears in the 2001 Annual Report on Form 10-KSB/A of Whispering Oaks International, Inc.

                                                S.W. HATFIELD, CPA


Dallas, Texas
February 13, 2003


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                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We have issued our report dated September 24, 2002, accompanying the financial statements of Whispering Oaks International, Inc. appearing in their Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2001 incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.




/s/ Stonefield Josephson, Inc.
------------------------------
STONEFIELD JOSEPHSON, INC.
Santa Monica, CA
February 13, 2003